EXHIBIT 10.11

CONSTRUCTION LOAN AGREEMENT

AGREEMENT made this 21st day of December, 2006, by and between Bank of America, N.A., a national banking association, with an office located at 111 Westminster Street, Providence, Rhode Island (the “Lender”) and Faith Realty, LLC, a Rhode Island limited liability company with its principal business office located at 582 Great Road, North Smithfield, Rhode Island (the “Borrower”).

I. DEFINITIONS

1.01. Certain Defined Terms. In addition to the definitions contained in the foregoing recital clause, the following terms shall have the meanings provided below:

“Advances” means, collectively, Construction Advances and the Refinance Advance.

“Agreement” means this Agreement, as amended from time to time.

“Borrower’s Equity” shall equal the total Direct Costs of the Improvements, as such project costs are amended and modified from time to time, in excess of the amount of the maximum amount of the proposed Construction Advances.

“Borrower’s Share” shall equal the excess, if any, of the costs of completing the Improvements incurred to the end of the latest Requisition period (net of retained amounts not then due) over the aggregate Construction Advances by the Lender for costs incurred to the end of that period.

“Change Order” means any change, amendment or modification to the Plans or the Construction Contract.

“Collateral Assignment” shall mean the Collateral Assignment of Leases and Rents by the Borrower to the Lender dated as of even date.

“Completion” or “Completion of the Improvements” shall mean the completion and payment of the Direct Costs and the Indirect Costs of all design, construction, equipping, furnishing and tenant-fixturing of the Improvements, all clearing, landscaping, lighting and paving of the Premises, and procurement of all approvals, licenses and permits necessary to make the same ready for use and occupancy and place the same in operation in order to use or otherwise dispose of the Premises and Improvements, as a whole or in parts, so that the Loan can be repaid or refinanced on or before the maturity date of the Note.

“Completion Date” shall mean the date of the Completion of the Improvements and issuance of a Certificate of Occupancy by the City of Woonsocket, which shall be no later than June 30, 2007.

“Completion Deposit” shall mean a deposit with the Lender of cash, certificates of deposit, letters of credit or marketable securities by the Borrower.

“Construction Advance” or “Construction Advances” shall mean the advances of funds to the Borrower by the Lender pursuant to this Agreement on a non-revolving basis for construction of the Improvements up to a maximum amount of One Million Four Hundred Sixty-Five Thousand Nine Hundred Dollars ($1,465,900), but not to exceed the sum of the Direct Costs and the Indirect Costs less the amount of Borrower’s Equity.

“Construction Assignment” shall mean the Assignment of Project Contracts by and between the Borrower and the Lender dated even date.

“Construction Consultant” shall mean an independent qualified engineer or architect, selected by the Lender whose duties shall include analysis of the Plans and Requisitions, monitoring progress on the construction of the Improvements, and other customary services incidental to the foregoing.

“Construction Contract” shall mean that Standard Form of Design- Build Agreement and General Conditions as modified and amended by Addendum 1 thereto dated June 6, 2006 as further amended and modified by Second Addendum dated October 4, 2006 between the Borrower and the Contractor to provide, or supervise or manage the procurement of, substantially all labor and materials needed for the construction of the Improvements.

“Construction Term” shall mean the period commencing on the date hereof and ending on the Completion Date.

“Contractor” shall mean Riggs & Gallagher, Inc.

“Default” means any of the events specified in Article IX hereof which with the passage of time or giving of notice or both would constitute an Event of Default.

“Direct Costs” shall mean the aggregate costs of all labor, materials, equipment, fixtures and furnishings necessary for the Completion of the Improvements. The initial projection of the Direct Costs appears on the Initial Project Cost Statement.

“Event of Default” means an Event of Default described in Article IX hereof.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authorities” means the United States, the State of Rhode Island and any political subdivisions agency, department, commission, board, bureau or instrumentality of either of them, including any local authorities, which exercise jurisdiction over the Premises or the construction of the Improvements thereon.

“Guarantor” shall mean Summer Infant, Inc., a Rhode Island corporation.

“Guaranty” shall mean the Guaranty of the Guarantor dated as of even date.

“Hazardous Waste Laws” shall mean any federal, state or local law governing the existence, release, generation, storage or disposal of any Hazardous Waste now or hereafter existing.

“Hazardous Waste” shall mean any “oil,” “hazardous material,” “hazardous wastes” or “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq., as amended, or any similar statute, and the regulations adopted pursuant thereto and shall include without limitation (whether or not included in the definition contained in said laws), petroleum, solvents, asbestos and other chemicals which would be materially dangerous to the environment or to human beings.

“Improvements” shall mean the construction of an office/warehouse facility to serve as the corporate headquarters of the Guarantor at the Premises in accordance with the Plans.

“Indirect Costs” shall mean all costs of Completion of the Improvements other than Direct Costs, including but not limited to, architects’ fees, attorneys’ fees, interest, real estate taxes, survey costs, accounting fees and title insurance premiums. The initial projection of the Indirect Costs appears on the Initial Project Cost Statement.

“Initial Construction Advance” shall mean the first Construction Advance to be made hereunder, which may be contemporaneous with or subsequent to the time of the execution and delivery by the Borrower and the Lender of this Agreement.

“Initial Project Cost Statement” means the projection of, among other things, the Direct Costs and the Indirect Costs.

“Loan” shall mean the loan of Three Million One Hundred Forty-Five Thousand Dollars ($3,145,000) from the Lender to the Borrower, consisting of the Construction Advances and the Refinance Advance.

“Major Subcontracts” shall mean the subcontracts of each and every subcontractor or material supplier whose bid represents 10% or more of the total costs of Completion of the Improvements and a sufficient number of subcontractors’ and material suppliers’ contracts whose bids collectively represent not less than 70% of the total costs of Completion of the Improvements.

“Mortgage” shall mean the Open-End Mortgage and Security Agreement by the Borrower to the Lender dated as of even date.

“Note” shall mean the Borrower’s secured promissory note in the form attached hereto as Exhibit A, which Note is hereby incorporated herein by reference and made a part hereof.

“Obligations” means all obligations and all liabilities of the Borrower under this Agreement, the Note and the Security Documents.

“Permitted Encumbrances” shall mean those encumbrances, if any, permitted by the Lender on the Premises as set forth in Exhibit B attached hereto and incorporated herein by reference.

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Plans” means all preliminary and final drawings, plans, specifications and other documents (including but not limited to complete architectural, structural, mechanical, electrical and sprinkler system) prepared by the Contractor and approved by the Lender and the Construction Consultant which describe and show the materials, equipment, fixtures and furnishings necessary for the construction of the Improvements, including all amendments and modifications thereof made by approved Change Orders.

“Premises” means that certain parcel of land, with all buildings and improvements now or hereafter situated thereon, located at Highland Industrial Park, Woonsocket, Rhode Island, and more particularly described in the Mortgage.

“Refinance Advance” means an advance of the proceeds of the Loan in the amount of $1,679,100, which Refinance Advance shall be used to repay all existing mortgage liens on the Premises.

“Requisition” means a statement by the Borrower and, in the case of a Direct Cost requisition, by the Borrower and the Contractor, setting forth the amount of the Construction Advance requested in each instance (Direct Cost requisitions to be on the American Institute of Architect’s form G-702-G-703; Indirect Cost requisitions to be on the Lender’s form of Indirect Cost Budget Requisition; and a summary of the Direct Costs and the Indirect Costs to be on the Lender’s form of Summary of Requisition).

“Retainage” shall mean the retention by the Lender often (10%) percent of the funds to be advanced under a Direct Cost Requisition pending the Completion of the Improvements.

“Security Documents” means the Mortgage, the Collateral Assignment, the Guaranty, the Construction Assignment and any other agreement or instrument now or hereafter securing the Note.

“Site Assessment Report” shall mean an environmental site assessment report prepared by a qualified environmental engineer satisfactory to the Lender indicating that no Hazardous Waste is or has been present on the Premises or areas adjacent to the Premises and containing evidence satisfactory to the Lender that no “notice of responsibility” or other order has been issued by the United States Environmental Protection Agency against the Borrower or the Premises.

1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of all financial data submitted pursuant to this Agreement and prepared in accordance with GAAP.

II. GENERAL TERMS

2.01. Loan. The Borrower has applied to the Lender for the Loan and the Lender has agreed to make the Loan to the Borrower subject to all the terms and conditions of this Agreement. The Loan will be disbursed as follows: the Refinance Advance shall be distributed to or on behalf of the Borrower, and shall be used to pay-offal! existing mortgage liens on the Premises; and the Construction Advances shall be disbursed in accordance with the terms of Section 2.05 hereof.

2.02. Note. The Loan shall be evidenced by the Note.

2.03. Payments. The Borrower shall make payments to the Lender in immediately available funds, as and when required by the Note.

2.04. Security for the Note. The Note shall be secured by the Security Documents and by such additional security as shall be agreed to by the Lender and the Borrower from time to time.

2.05. Construction Advances. (a) Subject to the provisions of this Agreement, the Lender will advance and the Borrower will accept the Construction Advances as follows: After Borrower’s expenditure of the Borrower’s Equity, the initial Construction Advance will be made upon the satisfaction of the applicable conditions set forth in Article IV hereof relevant thereto, and all subsequent Construction Advances shall be made not more frequently than monthly thereafter, upon the satisfaction of the applicable conditions set forth in Article V hereof, in amounts which shall be equal to the aggregate of the Direct Costs and the Indirect Costs incurred by the Borrower, in excess of the Borrower’s Equity, through the end of the period covered by the Requisition less:

(i) The Retainage; and

(ii) The total of the Construction Advances theretofore made by the Lender; and, at the election of the Lender, less any combination of the following further amounts:

(iii) The entire amount by which any Direct Costs or Indirect Costs are (or are estimated by the Lender to be) greater than the amounts set forth on the Initial Project Cost Statement for such costs; provided, however, that the Initial Project Cost Statement may be modified by reallocating funds between and among line items to reflect cost savings and/or cost over runs in one or more line items, subject to verification by Lender’s Construction Consultant that such statement as modified is sufficient to complete construction of the Improvements; and/or

(iv) Any costs covered by the Requisition not approved, certified or verified as provided in Section 2.06 below, any Indirect Costs covered by a previous Requisition for which proof of payment has not been received by the Lender, and/or any Direct Costs covered by a previous Requisition for which payment receipts have not been received by the Construction Consultant and/or the Lender; and/or

(v) Any real estate taxes, mechanics’ liens, security interests, claims or other charges against the Premises or the Improvements and any interest, fees or other costs which the Borrower has failed to pay in accordance with this Agreement, the Note or the Security Documents following written notice thereof given by the Lender to the Borrower.

(b) The Borrower’s Share shall be payable by the Borrower out of its own funds (and not out of the proceeds of the Loan).

2.06. Certification of Direct Costs. All Direct Costs are to be certified by the Contractor and verified by the Construction Consultant. Verification of the monthly progress and Direct Costs of construction of the Improvements which have been incurred by the Borrower from time to time and the estimated total Direct Costs of construction of the Improvements from time to time may be made by the Construction Consultant in his sole discretion. Both the Direct Costs and the Indirect Costs are to be approved by the Lender and may also be verified by the Lender from time to time.

2.07. Location of Advances and Deposit Thereof. All Construction Advances are to be made from the principal office of the Lender or from such other place as the Lender may designate. Requisitions shall be received five (5) business days prior to the date of the requested Construction Advance. Such Construction Advances shall be made to or deposited in a separate bank account with the Lender which shall (a) be the depository for all Construction Advances made hereunder and (b) not be drawn upon except to pay (or to reimburse the Borrower if previously paid) for Direct Costs and Indirect Costs approved by the Lender.

2.08. Last Advance. Amounts not advanced pursuant to paragraph (a)(i) of Section 2.05 during the course of construction of the Improvements shall be advanced upon the satisfaction of the conditions set forth in Section 5.02 hereof for the receipt of the last advance for Direct Costs. Loan budget amounts for Indirect Costs not advanced prior to Completion of the Improvements shall be advanced until exhausted, not more frequently than once a month, for the Indirect Costs as incurred after such Completion.

2.09. Building Material Advances. The Lender shall not be required to make any advances far building materials or furnishings which are not stored on the Premises or which are stored on the Premises but not affixed to or incorporated in the Improvements; provided, however, the Lender may make advances for such materials if(a) they are stored on the Premises or in a bonded warehouse, (b) they are covered by adequate insurance, (c) they are adequately protected against theft and damage and (d) the Construction Consultant confirms the foregoing and recommends such disbursements.

2.10. Acceleration of Advances. If following the occurrence of an Event of Default continuing uncured beyond any grace or notice period the Lender considers that its best interests and the best interests of Completion of the Improvements lies in accelerating the amounts to be advanced pursuant to paragraph (a) of Section 2.05 hereof, it shall be entitled to do so and no Person dealing with the Borrower or the Contractor or any other Person shall have standing to demand any different performance from the Lender. The Lender may also, while such Event of Default continues uncured, disburse Construction Advances, at its option, directly to the Contractor and/or subcontractors.

2.11. Insufficient Loan Proceeds. If at any time (which may include the execution of this Agreement and the inception of the Loan), and from time to time, the Lender shall determine that the undisbursed balance of the available Construction Advances is insufficient to cover the remaining costs of Completion of the Improvements, then to further secure the future payment of the Borrower’s Share of such costs the Lender may require the Borrower to furnish a Completion Deposit in an amount, and in form, if applicable, satisfactory to the Lender. Portions of any Completion Deposit shall be released to the Borrower when and to the extent that the Lender determines that the value or amount thereof is more than the excess, if any, of the total remaining costs of Completion of the improvements over the undisbursed balance of the available Construction Advances.

2.12. Permanent Loan Phase. Upon the Completion Date, provided that there shall not then exist an event that constitutes a Default or an Event of Default, the Loan shall continue for the term and subject to the conditions and requirements as stated in the Note, and all of the representations, warranties, covenants and agreements of the Borrower stated herein shall continue until payment in full of all principal, interest and charges due under the Note and hereunder.

2.13. Participations. The Lender reserves the right without notice to the Borrower to sell participations in the Loan, in whole or in part, provided that the Borrower’s rights under this Agreement will not be modified thereby. Furthermore, the Lender shall have the right to make available to actual or potential participants all financial information, public or non-public, that the Lender receives from the Borrower.

2.14. Conveyance to Guarantor. The Lender acknowledges and agrees that the Borrower may sell or otherwise transfer the Premises to the Guarantor, subject to the Loan and the Security Documents, without the prior written consent of the Lender, but upon prior written notice to the Lender.

III. REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and make the Loan, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note and the making of the Loan) that:

3.01. Financial Statements. All financial statements previously furnished by the Borrower to the Lender have been prepared in accordance with GAAP applied on a basis consistent with that of preceding periods, are complete and correct, and fully and accurately reflect the financial condition of the Borrower as of said dates, and the results of its operations for the periods stated. To the best of the Borrower’s knowledge and belief, the Borrower does not have any contingent obligations, liabilities for taxes, unusual long-term commitments or tease commitments except as specifically mentioned in such financial statements or the notes thereto. Since the date of the most recent financial statements submitted to Lender there has been no material adverse change in the financial condition of the Borrower.

3.02. Organization and Qualification. The Borrower (i) is duly organized, validly existing and in good standing under the laws of the State of Rhode Island, (ii) has the power and authority to own its properties and to carry on business as now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary and (iii) has the power to execute and deliver this Agreement, to borrow hereunder and to execute and deliver to the Lender the Note, the Security Documents and any other instruments required hereunder.

3.03. No Conflict. (a) The Borrower has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement, the Note, the Security Documents and any other agreements referred to herein or related to the Loan.

(b) All consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authorities, bureaus or agencies which are required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Note and any other agreements referred to herein have been duly obtained and are in full force and effect.

(c) The execution, delivery and performance of this Agreement, the Note, the Security Documents and any other agreement referred to herein will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any provision of any existing law or regulation or of any order or decree of any courts or Governmental Authorities, bureaus or agencies or of the Articles of Organization or Operating Agreement of the Borrower or of any mortgage, indenture, contract or other agreement to which the Borrower is a party or which purports to be binding upon it or upon any of its properties or assets, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets, except in favor of the Lender.

3.04. Litigation. There is no action, suit or proceeding at law or in equity or by or before any Governmental Authorities or other agencies now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the business operations, properties, assets or condition (financial or otherwise) of the Borrower. The Borrower is not in default with respect to any order of any courts, arbitrators or Governmental Authorities arising out of any action, suit or proceeding under any statute or other law.

3.05. No Default. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which its assets may be bound, and no Default or Event of Default as hereinafter specified has occurred and is continuing hereunder.

3.06. Properties. The Borrower has good title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the Premises, free and clear of all mortgages, liens and encumbrances, except for the Permitted Encumbrances.

3.07. Taxes. The Borrower has filed or caused to be filed all tax returns required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it, and no tax liens have been filed and no claims are being asserted, or proposed or threatened to be asserted, with respect to any taxes which are not reflected in the financial statements referred to in Section 3.01 hereof, and the Borrower is currently providing adequate reserves for all current taxes.

3.08. No Pending Insolvency. Any funds advanced to the Borrower under this Agreement do not and will not render the Borrower insolvent; the Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it, and none of such properties and assets owned by the Borrower is subject to any mortgage, security interest, pledge, lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever, except for the Permitted Encumbrances.

3.09. Statements. No statement of fact made by or on behalf of the Borrower in this Agreement or in any certificate or schedule furnished to the Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lender which materially affects adversely nor as far as the Borrower can foresee, will materially affect adversely the property, business, prospects or condition (financial or otherwise) of the Borrower.

3.10. Legally Enforceable Agreement. This Agreement, the Note, the Security Documents and any other documents executed by the Borrower in connection with the Loan, are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and except as certain remedies thereunder may be subject to equitable principles.

3.11. Regulation U. The Borrower is not engaged principally, or as one of the Borrower’s important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation Li of the Board of Governors of the Federal Reserve System), and will not use the proceeds of the Loan so as to violate Regulation U as it may be amended or interpreted from time to time by the Board of Governors of the Federal Reserve System.

3.12. Plans. The Plans are satisfactory to the Borrower, have been designed by the Contractor and, to the extent required by applicable law or any effective restrictive covenant, approved by all Governmental Authorities and the beneficiary of any such covenant, respectively. The Plans so approved have been initialed by the Borrower and the Contractor. All construction, if any, already performed on the Improvements has been performed within the perimeter of the Premises in accordance with the Plans approved by the Persons named above and with any restrictive covenants applicable thereto. There are no structural defects in the Improvements or violations of any requirement of any Governmental Authorities with respect thereto; the planned use of the Improvements complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Premises as well as all environmental, ecological, landmark and other applicable laws and regulations; and all requirements for such use have been satisfied.

3.13. No Violation; Approvals. Construction of the Improvements will not violate the Permitted Encumbrances nor any zoning, environmental, building code, subdivision or land use ordinance, regulation or law, as such ordinance, regulation or law has been affected by relief obtained by the Borrower from Governmental Authorities. No approvals are required by the U.S. Environmental Protection Agency or the Department of Housing and Urban Development under the Flood Disaster Act of 1973.

3.14. Brokerage Commissions. The making of the Loan or the Lender’s acquisition of the Note or any of the Security Documents will not subject the Lender to any claim for a brokerage commission.

IV. CONDITIONS OF MAKING THE REFINANCE ADVANCE

AND THE INITIAL CONSTRUCTION ADVANCE

The obligation of the Lender to make the Refinance Advance and the Initial Construction Advance hereunder is subject to the following conditions precedent:

4.01. Representations. The representations and warranties set forth in Article III hereof shall be true and correct on and as of the date hereof and the date that each advance under the Loan is made.

4.02. Certification. The Borrower shall have executed and delivered to the Lender, upon the execution of this Agreement, the following: (a) a consent of the Borrower’s members and/or managers authorizing the execution and delivery of this Agreement, the Note, the Security Documents and any other documents related to the Loan, and (b) such other supporting documents as the Lender may reasonably request.

4.03. Legal Opinion. The Lender shall have received the written opinion of Poore & Rosenbaum LLP, counsel for the Borrower, dated the date of the Loan, satisfactory to the Lender and its counsel in scope and substance.

4.04. Good Standing. The Lender shall have received for the Borrower a Certificate of Good Standing from the Rhode Island Secretary of State.

4.05. Legal Matters. All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Lender.

4.06. No Material Damage. The Improvements, if any, shall not have been materially injured or damaged by fire or other casualty.

4.07. First Requisition. The Lender shall have received a Requisition for the Initial Construction Advance.

4.08. Title Continuation. The Lender shall have received title continuation report of the title policy to the dates of the Refinance Advance and the Initial Construction Advance in a form approved by the Lender and the Lender’s counsel containing a pending disbursements provision and setting forth no additional exceptions except those approved in writing by the Lender and its counsel.

4.09. No Default. There shall be no Default under this Agreement or the Security Documents at the time of the Refinance Advance and the Initial Construction Advance.

4.10. Direct Costs. If the Initial Construction Advance shall consist of advances for Direct Costs (in addition to Indirect Costs) or be solely for Direct Costs, or if Direct Costs shall have theretofore been incurred even though not included within the Initial Advance, the Construction Consultant shall have received and approved copies of (l) the Requisition, (2) the Construction Contract, and (3) all Change Orders which are in effect as of the date of such Requisition.

4.11. Documents To Be Delivered To The Lender. The items to be delivered to the Lender prior to the Initial Construction Advance shall be:

(a) The Construction Consultant’s fees and expenses and Lender’s counsel fees and expenses.

(b) The Plans.

(c) Advice from the Construction Consultant to the effect that (1) the Plans have been approved by him and by the Governmental Authorities, (2) a Construction Contract and/or Major Subcontracts are in effect which satisfactorily provide for the Completion of the Improvements, and (3) in his opinion the construction of the Improvements theretofore performed was performed in accordance with the Plans and will be finished along with all utilities on or before the Completion Date.

(d) The executed Note.

(e) The executed Security Documents.

(f) The policies of hazard insurance required by the Security Documents, accompanied by evidence of the payment of the premiums therefor, which policies shall contain an endorsement specifically providing that, in the case of any damage, the entire insurance proceeds will be paid to the Lender so long as it certifies to the insurer that the unpaid principal amount of the Loan equals or exceeds the proceeds of insurance.

(g) A paid title insurance policy, or commitment therefor, in American Land Title Association form, approved by the Lender, from a title insurer acceptable to the Lender, for the amount of the Note, insuring the Mortgage to be a valid first lien on the Borrower’s interest in the Premises free and clear of all defects, encumbrances and exceptions except the Permitted Encumbrances and such other defects, encumbrances and exceptions as the Lender and its counsel shall approve, and shall contain:

(i) full coverage against mechanics’ and materialmen’s liens;

(ii) a reference to the survey but no survey exceptions except those theretofore approved in writing by Lender and its counsel; and

(iii) a pending disbursement clause in a form approved by the Lender.

(h) Uniform Commercial Code financing statements to perfect the security interest created by the Security Documents in the personalty, fixtures and other property described therein.

(i) A progress schedule showing the interval of time over which the construction of the Improvements will be completed.

(j) The Initial Project Cost Statement.

(k) Certified copies of all authorizations including plot plan approvals, sewer permits and zoning variances, if any, building and other permits required by any Governmental Authorities for the construction, use, occupancy and operation of the Premises and/or the Improvements for the purposes contemplated by the Plans in accordance with all applicable building, environmental, ecological, landmark, subdivision and zoning codes, laws and regulations, which are presently procurable.

(l) A current title report from the title insurer which shall set forth a legally sufficient description of the Premises, copies of all instruments which appear as exceptions in the report, any liens which have been previously discharged by bonding, court deposit or other means other than full payment, the status of the title to abutting streets and roads, and any UCC filings against the Borrower or other owner of the Premises; and advice from the title insurer to the effect that searches of proper public records disclose no leases of personalty or financing statements filed or recorded against the Premises or the Borrower, or owner of any of the property which is the subject of the Security Documents.

(m) Copies of the Construction Contract and all riders, addenda and other instruments referred to therein as “contract documents,” certified by the Borrower to be true and complete and copies of Major Subcontracts so certified.

(n) Lien releases or affidavits from, or the submission of other appropriate forms by, suppliers, the Contractor, subcontractors or materialmen as the Lender may deem desirable.

4.12. Documents To Be Delivered To The Construction Consultant. The items to be delivered to the Construction Consultant prior to the Initial Construction Advance shall be:

(a) Copies of a site plan (showing all necessary approvals, utility connections and site improvements) and the Plans.

(b) Copies of the Construction Contract and any Major Subcontracts.

(c) Copies of the authorizations, approvals, permits and other documents referred to in paragraph (k) of Section 4.11.

4.13. Borrower’s Equity. Prior to the Initial Construction Advance the Borrower shall have expended an amount equal to the Borrower’s Equity in payment of the Direct Costs and the Indirect Costs.

V. CONDITIONS OF MAKING CONSTRUCTION ADVANCES

AFTER THE INITIAL CONSTRUCTION ADVANCE

5.01. Conditions Precedent. The Lender’s obligation to make Construction Advances after the Initial Construction Advance shall be subject to the satisfaction of the following conditions:

(a) All conditions of Article IV shall remain satisfied, performed and unimpaired as of the date of each such subsequent advance.

(b) If the advance shall consist of disbursements for Direct Costs, the Construction Consultant and the Lender shall have received, as of the date of the advance, the items required by Section 4.12 and such other documentation and information (including but not limited to the progress schedule) as the Construction Consultant or the Lender may require.

(c) The Lender shall have received a Requisition for the advance.

(d) The Lender shall have received a title continuation report of the title policy to the date of such advance, in the form approved by the Lender’s counsel, including, but not limited to, the pending disbursements clause and setting forth no additional exceptions except those approved in writing by the Lender and its counsel.

(e) If required by the title insurance company, the Lender shall have received a survey certified to the Lender, and the title insurer, updated with respect to all relevant requirements and information to within ten (10) days of the advance.

(f) The representations and warranties set forth in Article III hereof shall be true and correct on and as of the date of the advance with the same effect as if made on such date.

(g) There shall be no Default under this Agreement or the Security Documents as of the date of such advance.

5.02. Last Advance. In the case of the last Construction Advance as provided in Section 2.08, the Lender shall also have received:

(a) Evidence of (i) approval by all Governmental Authorities of the Completion of the Improvements in their entirety and the issuance of a certificate for the temporary, conditional or permanent occupancy thereof (and if temporary or conditional, subject to reasonable conditions but permitting the Borrower to occupy and begin operations) to the extent any such approval is a condition of the lawful use and occupancy of the Improvements for the contemplated uses, and (ii) such approval by the State Fire Marshall or its equivalent.

(b) Certifications from the Contractor, the Construction Consultant, and the Architect, in form and substance reasonably acceptable to the Lender, that all design, site, construction and finishing work necessary for the Completion of the Improvements and any necessary utilities have been finished and made available for use in accordance with the Plans.

(c) An affidavit of the Borrower that all work performed or materials supplied for the Improvements during the prior two hundred (200) days has been fully paid for or delivery of lien releases or affidavits from, or the submission of other appropriate forms by, suppliers, the Contractor, subcontractors or materialmen as the Lender may reasonably deem desirable.

VI. AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, from the date hereof and until payment in full of the principal of, and interest on, the Loan, unless the Lender shall otherwise consent in writing, the Borrower will:

6.01. Maintenance of Properties; Insurance. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its rights, licenses, permits and franchises and comply with all laws and regulations applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and maintain insurance in accordance with the requirements of the Security Documents.

(b) Comply in all material respects with all applicable laws and regulations, whether now in effect or hereafter enacted or promulgated by any Governmental Authorities having jurisdiction over the property which is the subject of the Security Documents.

6.02. Payment of Obligations and Taxes. Pay and discharge or cause to be paid and discharged all of its obligations and liabilities and all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made within ten (10) days after entry of final judgment and before any of its property shall be seized or sold in satisfaction thereof.

6.03. Legal Proceedings. Give prompt written notice to the Lender of any proceedings instituted against it in any Federal or state court or before any commission or other regulatory body, Federal, state or local, which, if adversely determined, would have an adverse effect upon its business, operations, properties, assets, or condition, financial or otherwise.

6.04. Books, Records and Reports. At all times keep proper books of record and accounts in which full, true and correct entries will be made of its transactions in accordance with GAAP and in a manner satisfactory to the Lender. The Borrower hereby authorizes the Lender to make or cause to be made, at the Borrower’s expense and in such reasonable manner and at such reasonable times as the Lender may require:

(a) Inspections and audits of any books, records and papers in the custody or control of the Borrower or others, relating to the Borrower’s financial or business conditions, including the making of copies thereof and extracts therefrom, provided, however, unless an event of default has occurred, then such right to inspect and audit the books and records of the Borrower, at Borrower’s expense, shall be limited to not more than one time in any calendar year, and

(b) Inspections and appraisals of any of the Borrower’s assets.

6.05. Financial Statements. Furnish or cause to be furnished to the Lender:

(a) Within one hundred twenty (120) days of the end of each calendar year, copies of Borrower’s income tax returns for the year then ended, balance sheets for the Borrower, and statements of income and expense and cash flows for the Premises, each prepared in reasonable detail and in form and substance reasonably satisfactory to the Lender, such balance sheets to be as of the close of such calendar year and such other statements to be for the period from the beginning of such calendar year to the end of such calendar year;

(b) Upon request of the Lender, a true and correct schedule of all leases of the Premises showing the name of the tenant, the space occupied, the rental rate, and the expiration date of the term;

(c) Promptly, from time to time, such other information regarding its assets, business affairs and financial condition, as the Lender may reasonably request.

6.06. Adverse Changes. Promptly advise the Lender of (a) all litigation and proceedings affecting the Borrower in which the amount involved is Fifty Thousand Dollars ($50,000) or more and is not covered by insurance; (b) any material adverse change in its condition, financial or otherwise; or (c) any Default described in Article IX hereof or of the occurrence of any event which upon notice or lapse of time or both would constitute such an Event of Default.

6.07. Accounting. Maintain a standard system of accounting.

6.08. Depository. Use the Lender as the principal bank of account of the Borrower’s funds.

6.09. Additional Instruments. Promptly execute and deliver or cause to be executed and delivered to the Lender all such additional and/or supplemental other instruments and documents from time to time as the Lender deems necessary or appropriate for the performance of the Borrower’s obligations under this Agreement, so long as such additional instruments do not create any additional liabilities or obligations of the Borrower.

6.10. Compliance with Laws. Promptly comply in all material respects with all laws, ordinances, orders, rules, statutes and regulations of Governmental Authorities and furnish the Lender, promptly, with reports of any official searches made by any Governmental Authorities and any claims of violations thereof.

6.11. Inspection of Premises. Permit the Lender, its representatives and the Construction Consultant, to enter upon the Premises at all reasonable times, upon advance notice to the Borrower during normal business hours of the Borrower and without interfering with the Borrower’s normal business operations, to inspect the Improvements and all materials to be used in the construction thereof and to examine all detailed plans and shop drawings which are or may be kept at the construction site. The Borrower will cooperate and also cause the Contractor and the subcontractors under the Major Subcontracts to cooperate with the Construction Consultant to enable him to perform his functions hereunder. At the time of each inspection by the Construction Consultant, the Borrower will make available to the Construction Consultant, on demand, daily log sheets covering the period since the immediately preceding inspection showing the date, weather, subcontractors on the job, number of workers and status of construction.

6.12. Payment of Fees. Pay or authorize the Lender to pay out of proceeds of the Loan all costs and expenses required for the Completion of the Improvements and the satisfaction of the conditions of this Agreement, including without limitation:

(a) All costs of title searches or abstracts, document taxes, stamp taxes and recording expenses;

(b) Any fees and commissions due to brokers in connection with this transaction; and

(c) The Construction Consultant’s fees and expenses related to the project, and Lender’s counsel’s reasonable fees and expenses.

6.13. Commencement of Construction. Commence construction of the Improvements no later than thirty (30) days from the date hereof; cause the construction thus begun to be prosecuted with diligence and continuity in accordance with the Plans except during the existence of delays (for not more than forty-five (45) days) caused by events beyond its control; and complete the Improvements in accordance with the Plans on or before the Completion Date free and clear of defects and liens or claims for liens for material supplied or labor or services performed in connection with the construction of the Improvements.

6.14. Payment of the Borrower’s Share. Pay in any month in which an Advance occurs, the portion of the costs of Completion of the Improvements theretofore incurred equal to the Borrower’s Share.

6.15. Satisfaction of Conditions. Cause the satisfaction of all conditions of this Agreement to be performed by or imposed upon the Borrower.

6.16. Delivery of Bill of Sale, Etc. Deliver to the Lender or the Construction Consultant copies of all contracts, bills of sale, statements, receipted vouchers or agreements under which the Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of the Security Documents, or under which it has incurred costs for which it is entitled to a Loan advance.

6.17. Correction of Defects. Upon demand of the Lender or the Construction Consultant, and following review of such demand by the Borrower and its contractor and consultants, correct any defects (including structural) in the Improvements or any material departures from the Plans not approved by the Lender (with respect to which the advance of any Loan proceeds shall not constitute a waiver of the Lender’s right to require correction of any such defects or departures from the Plans not theretofore discovered by, or called to the attention of, the Lender or the Construction Consultant).

6.18. Security. Employ reasonable means to protect from theft or vandalism all portions of the Improvements and all tools and building materials stored at the Premises.

6.19. Compliance with Easements, Etc. Comply with all restrictions, covenants and easements affecting the Premises or the Improvements.

6.20. Change Orders. Not permit Change Orders which would involve a change in costs of more than $25,000 or involve changes exceeding $100,000 in the aggregate.

6.21. Press Releases. Use best efforts to include in press releases concerning the Premises that the Lender is providing the financing therefor.

VII. FINANCIAL COVENANTS

[RESERVED]

VIII. NEGATIVE COVENANTS

The Borrower covenants and agrees that, until payment in full of the principal of, and interest on, the Loan, unless the Lender shall otherwise consent in writing, it will not, directly or indirectly:

8.01. Liens. Create, incur, make, assume or suffer to exist any assignment, mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever on the Premises other than in favor of the Lender or other than the Permitted Encumbrances.

8.02. Fundamental Changes. Dissolve, liquidate, consolidate with, or merge with, or otherwise acquire all or substantially all of the assets or properties of, any other Person, or make any substantial change in its executive management, or engage, directly or indirectly, in any business substantially different from the business now being conducted.

8.03. Acceleration of Other Indebtedness. Accelerate the maturity of any Indebtedness now or hereafter outstanding to any other bank, supplier, or other third party, or repay the same otherwise than in accordance with its regular amortization.

8.04. Performance of Work. Permit the performance of any work on the Improvements pursuant to the Construction Contract, Major Subcontracts, Change Orders or Plans until the Lender or the Construction Consultant shall have received copies of such

Construction Contract, Major Subcontracts, Change Orders or Plans and, in the case of Change Orders (except as provided in Section 6.20 hereof) or Plans, given specific written approval thereof, it being understood that approval of any Plans or Change Orders will not obligate the Lender to increase or advance any Loan budget amount on account of any such Plans or Change Orders.

8.05. Hazardous Waste. Release, generate or dispose of any Hazardous Waste at the Premises or on any properties adjacent to the Premises in violation of any Hazardous Waste Laws. In the event that any Hazardous Waste is found at the Premises, the Borrower shall immediately, if required by Hazardous Waste Laws, contain and remove the same in compliance with all Hazardous Waste Laws. The Borrower shall insure that all of its properties and operations are in compliance with all Hazardous Waste Laws.

IX. DEFAULTS AND REMEDIES

9.01. Events of Default. The following shall constitute Events of Default:

(a) any material representation or warranty made herein, or in any report, certificate, financial statement, Requisition or other instrument furnished in connection with this Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect on or as of the date made or deemed made, and shall, in Lender’s reasonable judgment, adversely affect either the collateral for the Loan or the prospects for the Borrower’s repayment of the Loan;

(b) default in the payment of any installment of the principal of, or fees or interest on, the Note after the date when the same shall become due and payable, whether at the due date thereto for at a date fixed for prepayment or by acceleration or otherwise, including any applicable grace period;

(c) default in the due observance or performance of any covenant, condition or agreement contained in Articles VI, VII or VIII hereof, in the Note (other than payment) or in the Security Documents, and the continuance of such default for a period of twenty (20) days after the date Lender provides Borrower written notice of such default;

(d) default in the due observance or performance of any other covenant, condition or agreement, on the part of the Borrower to be observed or performed pursuant to the terms hereof, and the continuance of such default for a period of twenty (20) days after written notice of such default is given by the Lender to the Borrower;

(e) default, after the expiration of any applicable grace or notice period, in the due observance or performance of any covenant, promise or provision contained in any other agreement of the Borrower in favor of the Lender, including without limitation, any other loan agreement, promissory note, mortgage deed or security document;

(f) default, after the expiration of any applicable grace periods, in the due observance or performance of any covenant, promise or provision contained in any of the Security Documents, and the continuance of such default for a period of twenty (20) days after the date Lender provides Borrower written notice of such default;

(g) default, after the expiration of any applicable grace periods, in the due observance or performance of any covenant, promise or provision contained in, or the occurrence of any event of default as defined under, any agreement of the Guarantor in favor of the Lender, including without limitation, any loan agreement, promissory note, mortgage deed or security document;

(h) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or any of its property, (ii) admit in writing inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken for the purpose of effecting any of the foregoing; provided, however, Borrower shall have forty-five (45) days within which to cause the dismissal of any involuntary petition;

(i) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or appointing a receiver, trustee or liquidator of the Borrower or of all or a substantial part of the assets of the Borrower, provided, however, with respect to such involuntary proceedings, the Borrower shall have thirty (30) days from the date of such order, judgment or decree to discharge the same;

(j) final judgment for the payment of money in excess of an aggregate of Fifty Thousand Dollars ($50,000) shall be rendered against the Borrower, which judgment is uninsured, and the same shall remain undischarged for a period of thirty (30) consecutive days, or shall not be fully bonded in a manner reasonably acceptable to the Lender within such thirty (30) day period, during which execution shall not be effectively stayed;

(k) the occurrence of any attachment of any deposits or other property of the Borrower in the hands or possession of the Lender, or the occurrence of any attachment of any other property of the Borrower (other than the Premises or the Improvements thereon) in an amount exceeding Fifty Thousand Dollars ($50,000) which shall not be fully bonded in a manner reasonably acceptable to the Lender or discharged within thirty (30) days of the date of such attachment;

(l) discontinuance of construction of the Improvements for a continuous period of twenty (20) days without prior written notice to the Lender, or, as a result of delays beyond the Borrower’s reasonable control, for a period of more than ninety (90) days;

(m) refusal to permit the Lender, its representatives or the Construction Consultant to enter upon the Premises at all reasonable times to inspect the Improvements, the construction thereof and all materials, fixtures and articles used or to be used in said construction and to examine all detailed plans, shop drawings and specifications which relate to the Improvements, which refusal continues for five (5) days after written request by the Lender, and/or failure to furnish to the Lender, its representative or the Construction Consultant copies of such plans, drawings and specifications within ten (10) days after a written request therefor by the Lender;

(n) execution by the Borrower of any security instrument other than the Security Documents or otherwise permitted under this Agreement covering any materials, fixtures, furnishings or equipment intended to be incorporated or placed in the Improvements, the filing of a financing statement with the Borrower’s consent, publishing notice of such security instrument with the Borrower’s consent, or failure to purchase any of such materials, fixtures, furnishings or equipment so that the ownership thereof will not vest unconditionally in the Borrower free from encumbrances on delivery at the Premises except as otherwise permitted under this Agreement;

(o) failure by the Borrower to disclose to the Lender or the Construction Consultant, upon request, the names of all Persons with whom the Borrower has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefor, or to obtain the approval of such Persons by the Lender when required by this Agreement;

(p) failure or inability of the Borrower to complete the Improvements on or before the Completion Date;

(q) failure to satisfy or bond a lien for the performance of work or the supply of materials filed against the Premises for a period of thirty (30) days after the filing thereof;

(r) if (i) any “notice of violation”, “notice of responsibility” or other similar order is issued by any one or more Governmental Authorities against the Premises or the Borrower under any applicable Hazardous Waste Law and the Borrower fails to diligently respond to such notice and to begin remediation of all violations noticed therein or (ii) if any lien or claim is filed or arises against the Premises under any Hazardous Waste Law and the Borrower fails to diligently respond to such notice and to begin remediation of all violations noticed therein;

(s) if any easement over, across or under or otherwise materially affecting the Premises or any portion thereof (other than customary utility easements) shall be granted without the Lender’s prior written consent; or

(t) the occurrence of any event of default as defined in any of the Security Documents which is continuing beyond any applicable grace or cure periods.

9.02. Acceleration. Upon the occurrence of any such Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Borrower, declare the entire principal amount of the Loan forthwith to be due and payable, whereupon the Loan shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of the Loan to the contrary notwithstanding and any obligation of the Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate.

9.03. Set-off. Borrower hereby grants to Lender a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, safekeeping or control of Lender or any entity under the control of Bank of America Corporation and its successors and assigns, or in transit to any of them. At any time, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

9.04. Completion by the Lender. After and during the continuation of any Event of Default which in the Lender’s judgment may materially and substantially interfere with Completion of the Improvements, the Lender shall have the right and is hereby given a license, in addition to and without limiting any other rights or remedies afforded by the Note, the Security Documents, or this Agreement, or other documents executed and delivered hereunder or thereunder, or by law, to enter or to cause the Construction Consultant or another independent contractor of the Lender’s selection to enter the Premises and perform any and all work and labor necessary for the Completion of the Improvements in accordance with the Plans. All sums advanced hereunder and any other amounts expended by the Lender for the Completion of the Improvements shall be deemed to have been advanced to the Borrower and shall be secured by the Security Documents.

9.05. Attorney-In-Fact. For purposes of Section 9.04, the Borrower hereby constitutes and appoints the Lender, the Construction Consultant and/or another independent contractor selected by the Lender, its true and lawful attorney-in-fact with full power of substitution for the purpose of causing, upon the occurrence of an Event of Default and for so long as such Event of Default continues uncured, the Completion of the Improvements in the name of the Borrower, and hereby empowers said attorney-in-fact to do any or all of the following:

(a) To use any and all funds which may remain unadvanced hereunder for the purpose of causing the Completion of the Improvements in the manner called for by the Plans;

(b) To make such additions, changes and corrections in the Plans as shall be necessary or desirable for the Completion of the Improvements in substantially the manner contemplated by the Plans;

(c) To employ any contractors, subcontractors, agents, architects and inspectors required for said purposes;

(d) To employ attorneys to defend against attempts to interfere with the exercise of the powers granted hereby;

(e) To pay, settle or compromise all existing bills and claims which are or may be liens against the Premises or Improvements or may be necessary or desirable for the Completion of the Improvements or the clearance of title;

(f) To execute all applications and certificates in the name of the Borrower which may be required by any construction contract; and/or

(g) To prosecute and defend all actions or proceedings in connection with the construction of the Improvements on the Premises and to take such action, require such performance and do any and every other act as is deemed reasonably necessary with respect to the Completion of the Improvements which the Borrower might do in its own behalf.

9.06. Power Coupled with an Interest. The power-of-attorney given in Section 9.05 shall be a power coupled with an interest which, together with the license given in Section 9.04, cannot be revoked until the Completion of the Improvements in accordance with this Agreement.

9.07. Payment Direct to Contractor. After the occurrence of any Event of Default, the Borrower does irrevocably permit and authorize the Lender to advance any remaining proceeds of the Loan directly to subcontractors under the Major Subcontracts, the Contractor and other Persons to pay for the Completion of the Improvements but the Lender is not under any obligation to do so. No further direction or authorization from the Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of the Lender hereunder and shall be secured by the Security Documents as fully as if made to the Borrower regardless of the disposition thereof by any major subcontractor, the Contractor or such other Persons. The Lender may impose any condition for such direct payment including, but not limited to, receipt of estoppel certificates, waivers of lien, releases and the like.

9.08. Other Remedies. The Lender may look to, utilize, and realize upon any item or portion of any security held by it hereunder or under the Security Documents, or other instrument securing the Loan or any other Indebtedness, liabilities, or Obligations of the Borrower to the Lender, whether now existing or hereafter contracted or acquired, in any order it may elect without obligation to equalize the burden between or among the separate items of security or portions thereof or between or among the owners thereof, or to marshal the same in any way, and the Lender may apply any proceeds of any security in such order as it shall determine, and after all Indebtedness, liabilities, and Obligations now or hereafter of the Borrower to the Lender have been paid in full, the Lender shall account for any security then remaining or any surplus proceeds of any security then remaining to the owner of such security.

X. MISCELLANEOUS

10.01. Survival of Representations. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Loan, the execution and delivery to the Lender of the Note and the Security Documents, and shall continue in full force and effect so long as the Note is outstanding and unpaid.

10.02. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or in behalf of the Borrower shall inure to the benefit of the respective successors and assigns of the Lender, provided that the Borrower may not transfer or assign any of its respective rights hereunder without the prior written consent of the Lender.

10.03. Lenders Expenses. The Borrower will reimburse the Lender upon demand for all reasonable out-of-pocket costs, charges and expenses of the Lender (including reasonable fees and disbursements of counsel to the Lender) in connection with (i) the preparation, execution and delivery of this Agreement, the Note, the Security Documents and any other agreements hereunder, (ii) the making of the Loan, (iii) any amendments, modifications, consents, or waivers in respect thereof, (iv) any enforcement thereof and (v) any enforcement of the Lender’s rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing the Note and/or this Agreement.

10.04. Governing Law. This Agreement, the Note and the Security Documents (unless otherwise specified therein) shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of Rhode Island.

10.05. No Waiver. No modification or waiver of any provision of this Agreement or the Note nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand on, the Borrower, in any case, shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor delay on the part of the Lender in exercising any right, power or privilege hereunder, or under the Note, or any other instrument given as security therefor, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

10.06. Captions. The captions and other headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

10.07. Notices. All communications provided for hereunder shall be in writing, sent by U.S. Mail, postage prepaid, to the respective parties at the addresses set forth below:

If to the Lender:	Bank of America, N.A. 111 Westminster Street Providence, Rhode Island 02903 Attention: David J. Angell, Senior Vice President

With a copy to:	R. Jeffrey Knisley, Esquire Roberts, Carroll, Feldstein & Peirce Incorporated Ten Weybosset Street Providence, Rhode Island 02903

If to the Borrower:	Faith Realty, LLC 582 Great Road North Smithfield, Rhode Island 02896 Attn: Jason Macari

With a copy to:	Steven I. Rosenbaum, Esq. Poore & Rosenbaum LLP 30 Exchange Terrace Commerce Center Providence, Rhode Island 02903

Each party by notice duly given in accordance herewith may specify a different address for the purposes hereof.

10.08. Maximum Payments. Notwithstanding any other terms or conditions hereof, in no event shall the amount paid or agreed to be paid to the Lender hereunder exceed the maximum permissible under applicable law. If, for any reason, fulfillment of any obligation of Borrower shall involve the exceeding of such maximum, then such obligation, automatically and without action or notice by Lender, shall be reduced to such maximum valid amount and any amount received by Lender in excess thereof shall be applied to the reduction of principal outstanding and not to interest.

10.09. Jurisdiction. The Borrower, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of the State of Rhode Island and the United States District Court for the District of Rhode Island as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its Obligations arising hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.

10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.11. Gender. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

10.12. Arm’s-Length Transaction. The Borrower recognizes, stipulates and agrees that the Lender’s actions and relationships with the parties hereto, including, but not limited to, those relationships created or referenced by or in this Agreement, the Note and the Security Documents, have been and constitute arm’s-length commercial transactions and that such actions and relationships shall at all times in the future continue to constitute arm’s-length commercial transactions and that the Lender or the Lender’s attorneys shall not at any time act, be obligated to act, or otherwise be construed or interpreted as acting as or being the agent, attorney, partner, employee or fiduciary of any such parties.

10.13. Negotiations. The Borrower stipulates and agrees that each of this Agreement, the Note and the Security Documents are products of and result from lengthy arm’s-length negotiations between the parties and that neither the Lender nor any other party has exerted or attempted to induce, through threats or otherwise, the execution or delivery of this Agreement, the Note or the Security Documents. Without in any way limiting the foregoing, the Borrower stipulates and agrees that at all times during the course of the negotiations surrounding the execution and delivery of this Agreement, the Note and the Security Documents, it has, to the extent deemed necessary or advisable in its sole discretion, been advised and assisted by competent counsel of its own choosing, that counsel has been present and actively participated in the negotiations surrounding this Agreement, the Note and the Security Documents, and that it has been fully advised by counsel of its choosing of the effect of each term, condition, provision and stipulation contained herein and therein.

10.14. No Offer. Neither the negotiations to date nor the preparation of this Agreement, the Note or the Security Documents shall be deemed an offer by any of the parties to the other. No such instrument, document or agreement shall be deemed binding on any party until such party has executed and delivered the same in writing.

10.15. Agreements Relating to Consideration. The Borrower hereby acknowledges and agrees that the covenants and agreements of the Lender under this Agreement constitute full and fair consideration for the obligations, covenants and agreements of (a) the Borrower under this Agreement, and that, by virtue of such consideration, each of the parties hereto and thereto have received reasonably equivalent value in exchange for the covenants and agreements hereunder and thereunder.

10.16. No Joint Venture. Notwithstanding anything to the contrary contained herein, in the Note and/or in the Security Documents, the Lender, by entering into this Agreement with the Borrower, will not be deemed a partner or joint venturer with the Borrower and the Borrower agrees to hold the Lender harmless from any damages and expenses resulting from such construction of the relationship of the parties or any exertion thereof.

10.17. Integration. This Agreement and the Security Documents contain the entire agreement between the parties relating to the subject matter hereof and thereof and supercede all oral statements and prior writings with respect thereto.

10.18. Jury Waiver. BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE

THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THE NOTE AND MAKE THE LOAN.

10.19. Replacement of Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of the Note or other security document, Borrower will issue, in lieu thereof, a replacement promissory note or other security document in the same principal amount thereof and otherwise of like tenor. Lender agrees to indemnify and hold Borrower harmless from any liability or damages arising under the original promissory note if a replacement promissory note is delivered.

10.20. Assignment of Loan. Lender shall have the unrestricted right at any time or from time to time, and without Borrower’s consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an “Assignee”), and Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing. In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent. Borrower may furnish any information concerning Borrower in its possession from time to time to prospective Assignees, provided that Lender shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information. The execution and delivery of appropriate assignment documentation, including amendments and replacement promissory notes, and the reasonable attorney’s fees of Borrower’s counsel in reviewing such assignment documentation, shall be at Lender’s cost and expense.

10.21. Pledge to a Federal Reserve Bank. The Lender may at any time pledge all or any portion of its rights under this Agreement or the Security Documents to any of the twelve (12) federal reserve banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. §341. No such pledge or enforcement thereof shall release the Lender from its obligations under any of said loan documents.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed all as of the day and year first above written.

WITNESS:	Faith Realty, LLC

/s/ Steven Rosenbaum	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	Member

Bank of America, N.A.

/s/ R. Jeffrey Knisley	By:	/s/ David J. Angell
	Name:	David J. Angell
	Title:	Senior Vice President